EXHIBIT 23.36

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-89189 on Form S-8 of Dollar Thrifty Automotive Group, Inc. of our report dated June 26, 2008, relating to our audit of the 2007 financial statements, which appears in the Annual Report on Form 11-K of Dollar Thrifty Automotive Group, Inc. Retirement Savings Plan for the year ended December 31, 2007.

/s/ TULLIUS TAYLOR SARTAIN & SARTAIN LLP

Tulsa, Oklahoma

June 26, 2008